UNITED STATES BANKRUPTCY COURT

DISTRICT OF IDAHO

IN RE	)	
	)	**Case No. 09-20178-TLM**
STERLING MINING COMPANY,	)	
	)	**Chapter 11**
	)	
Debtor in Possession.	)	
______________________________	)	

ORDER ON TURNOVER MOTION

Based on the Memorandum of Decision entered this date and good cause appearing,

IT IS HEREBY ORDERED that Sterling Mining Company's Emergency Motion for Turnover of Estate Property, Doc. No. 272, is GRANTED.

DATED: August 14, 2009

TERRY L. MYERS
CHIEF U. S. BANKRUPTCY JUDGE